UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 22, 2013
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held on October 22, 2013, the Board of Directors of Trustmark Corporation (“Trustmark”) adopted amended and restated bylaws (the “Bylaws”) for Trustmark, effective October 22, 2013.  Below is a brief description of the substantive amendments that were made to the Bylaws.

•
Article II, Section 7 was revised to replace the prior language with language from the Mississippi statutes to clarify the voting standard for matters other than election of directors, consistent with Mississippi corporate law;

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A limitation regarding individuals permitted to serve as proxies at a meeting of Trustmark shareholders was deleted; previously Article II, Section 8 provided that no officer or employee of Trustmark National Bank, a wholly-owned subsidiary of Trustmark, could serve as a proxy to vote shares of Trustmark stock;

•	Article II, Section 9 was revised to clarify that directors are elected by a plurality of votes cast, consistent with Mississippi corporate law;

•
Article II, Section 10 was revised to require a shareholder generally to submit any nominations for director no less than 60 days and no more than 90 days prior to the first anniversary of the mailing date of the previous year’s proxy statement; previously, the provision required nominations to be submitted generally no less than 14 days and no more than 50 days prior to the annual meeting;

•
Article II, Section 10 was also revised to require a shareholder submitting a nomination to Trustmark in advance of a meeting to include additional information regarding the proposed nominee, to represent that the nominating shareholder is entitled to vote at the meeting and intends to appear at the meeting, in person or by proxy, to nominate the proposed nominee, and to provide the written consent of the proposed nominee to serve as a director of Trustmark if elected;

•	Article III, Section 2 was revised to increase the mandatory retirement age for directors from 68 to 70 years of age;

•	Article III, Section 12 was revised to clarify the membership of Trustmark’s Executive Committee;

•
Article III, Section 13 and Article III, Section 14 were revised to clarify the membership of Trustmark’s Audit & Finance Committee and Nominating Committee, respectively, consistent with applicable exchange and Securities and Exchange Commission requirements;

•
The specific committee duties previously set forth for Trustmark’s Executive Committee (Article III, Section 12), Audit & Finance Committee (Article III, Section 13), and Nominating Committee (Article III, Section 14) were deleted because the provisions were duplicative of those set forth  in other corporate governance documents; and

•
Article V, Section 4 was revised to provide that the record date for determining shareholders entitled to receive notice of and to vote at a meeting of shareholders can be up to 70 days prior to the meeting; previously, the provision required such record date to be no more than 50 days prior to the meeting.

Certain additional clerical and nonsubstantive amendments were also made to various provisions of the Bylaws.

The preceding summary should be read in conjunction with, and is qualified in its entirety by reference to, the Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.  Other Events.

Deadline for Director Nominations for the 2014 Annual Meeting of Shareholders

As a result of the amendments to the Bylaws made on October 22, 2013 and described under Item 5.03 above, the deadline for a shareholder to provide written notice to Trustmark of the intention to nominate an individual for election as a director at the 2014 Annual Meeting of Shareholders has changed to no earlier than December 25, 2013 and no later than January 24, 2014.  Such notice must comply with the requirements of the Bylaws and other applicable law.

The amendments to the Bylaws did not change the deadlines for a shareholder to submit other types of proposals to be considered at the 2014 Annual Meeting of Shareholders or to be considered for inclusion in Trustmark’s proxy statement for the 2014 Annual Meeting.  Any shareholder intending to propose a matter for consideration at Trustmark’s 2014 Annual Meeting of Shareholders must submit such proposal in writing to the Secretary of Trustmark no later than February 8, 2014; however, in order to be considered for inclusion in Trustmark’s proxy statement for the 2014 Annual Meeting of Shareholders, the proposal must meet the requirements of Securities and Exchange Commission Rule 14a-8 and be submitted to the Secretary of Trustmark no later than November 25, 2013.  In addition, the proxy solicited by the Trustmark Board of Directors for the 2014 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at the meeting if Trustmark has not received notice of such proposal by February 8, 2014.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
3.2	Bylaws of Trustmark Corporation (as amended and restated October 22, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	October 28, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.2	Bylaws of Trustmark Corporation (as amended and restated October 22, 2013)